Exhibit 10.1

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into this 14th day of May 2009, by and between NATIONAL HOLDINGS CORPORATION, a Delaware corporation (the “Company”) and FUND.COM INC., a Delaware corporation, and/or its Affiliate (collectively, the “Investor”).

Recitals

A. Effective as of April 7, 2009, the Company and the Investor entered into a Securities Purchase Agreement, which agreement was amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated May 5, 2009 (collectively, the “Purchase Agreement”), pursuant to which inter alia, the Investor agreed to purchase and the Company agreed to sell certain Securities of the Company.

B. The Company and the Investor are executing and delivering this Agreement in order to amend certain of the provisions to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Purchase Agreement, as follows:

1.            Definitions. Unless otherwise separately defined in this Agreement, all capitalized terms used in this Agreement shall have the same meaning as are defined in the Purchase Agreement and the other Transaction Documents.

2.            Amendment to Section 3.1. Section 3.1 of the Purchase Agreement entitled Closing is hereby deleted in its entirety and the following Section 3.1 is inserted in place thereof.

“3.1Closing.

(a) The Closing shall take place at the offices of Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, New York 10017 or at such place as may be mutually agreed upon by the parties hereto (or remotely via the exchange of documents and signatures) at 10:00 A.M. New York City time following the execution and delivery of this Agreement, and on the first business day immediately following the date on which the last of the conditions specified herein is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions) but in any event no later than May 22, 2009 (the “Closing Date”) or at such other time and place and such other date as the Company and the Investor mutually agree in writing. All events occurring at the Closing will, unless otherwise specified, be deemed to have simultaneously occurred.

(b) In the event that the Closing shall not have occurred by the Closing Date (or any other date mutually agreed upon in writing by the Parties), then the Purchase Agreement, as amended, shall immediately terminate, without any further notice by either party, and notwithstanding any terms therein or herein to the contrary, neither party hereto shall have any further liability or obligation to the other hereunder or thereunder.

(c) The Parties acknowledge that on April 29, 2009 the Company has drawn the Certificate of Deposit and received the sum of Five Hundred Thousand Dollars ($500,000) in respect thereof. As a result, the Limited Recourse Note was automatically converted into Company Common Stock. Any termination of the Purchase Agreement or this Agreement shall not affect the record and beneficial ownership rights of the Investor, its pledgee Global Asset Fund Ltd., or any subsequent holder of such shares, in and to an aggregate of 666,666 shares of Company Common Stock into which the Limited Recourse Note was converted as of April 29, 2009.”

2. No Further Amendments; Incorporation by Reference. Except as expressly amended by this Agreement, all of the terms and conditions of the Purchase Agreement and other Transaction Documents shall remain in full force and effect and are hereby incorporated by this reference into this Agreement, as though more fully set forth herein at length.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	NATIONAL HOLDINGS CORPORATION

By: /s/ Mark Goldwasser
Mark Goldwasser
Chairman and Chief Executive Officer

The Investor:	FUND.COM INC.

By: /s/ Gregory Webster
Gregory Webster
Chief Executive Officer